SCHEDULE 14C INFORMATION
         Information Statement Pursuant to Section 14(c) of the
                    Securities Exchange Act of 1934


Check the appropriate box:
[X]   Preliminary Information Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]   Definitive Information Statement

                             fonix corporation
  ........................................................................
              (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
      1)    Title of each class of securities to which transaction applies:
            ............................................................
      2)    Aggregate number of securities to which transaction applies:
            ............................................................
      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was
            determined):
            ...........................................................
      4)    Proposed maximum aggregate value of transaction:
            ............................................................
      5)    Total fee paid:
            ............................................................

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:.....................................
      2)    Form, Schedule or Registration Statement No.:...............
      3)    Filing Party:...............................................
      4)    Date Filed:.................................................

                            fonix corporation
                           1225 Eagle Gate Tower
                        60 East South Temple Street
                        Salt Lake City, Utah  84111

                 NOTICE OF THE TAKING OF CORPORATE ACTION
                  WITHOUT A MEETING BY WRITTEN CONSENT

To the Shareholders:

     Notice is hereby given that, pursuant to written consent resolutions adopted by the owners of approximately 61 percent of the issued and outstanding shares of Common Stock of fonix corporation, a Delaware corporation (the "Company"), effective twenty (20) days after this Notice and the attached Information Statement are mailed to all shareholders of the Company (approximately September 8, 1997), the Certificate of Incorporation of the Company will be amended to: (i) authorize the issuance of a new class of Preferred Stock of the Company, par value $.0001 per share, and
(ii) ratify the actions of the Board of Directors of the Company in designating 166,667 shares of a new Series A Preferred Stock of the Company, which shares will be issued to Beesmark Investments, L.C., a Utah limited liability company ("Beesmark"), in connection with the conversion of that certain Series A Subordinated Convertible Debenture in the original principal amount of $500,000 issued by the Company to Beesmark in October 1995.

     All necessary corporate approvals in connection with the matters referred to herein have been obtained. The accompanying Information Statement is furnished to all shareholders of the Company pursuant to
Section 14(c) of the Securities Exchange Act of 1934 and the rules thereunder solely for the purpose of informing shareholders of these corporate actions before they take effect.

     Pursuant to Section 228 of the Delaware General Corporation Law, shareholders of record of the Company as of July 23, 1997, the date on which the Written Consent Resolutions were signed by shareholders owning at least a majority of the issued and outstanding shares of Common Stock of the Company, are entitled to receive this Information Statement and Notice of Shareholder Action by Written Consent.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.



                                   By Order of the Board of Directors,


                                   Jeffrey N. Clayton,
                                   Vice President and Secretary

Salt Lake City, Utah
August ____, 1997
                             fonix corporation
                           1225 Eagle Gate Tower
                            60 East South Temple
                         Salt Lake City, Utah  84111
                               (801) 328-0161


                           INFORMATION STATEMENT

     This Information Statement is provided by the Board of Directors of fonix corporation, a Delaware corporation (the "Company"), in connection with stockholder approval of an amendment to the Company's Certificate of Incorporation (the "Amendment") pursuant to which the Company's Board of Directors has been authorized to issue up to twenty million (20,000,000) shares of a new class of Preferred Stock of the Company, par value $.0001 per share. Stockholder approval of the Amendment has been obtained by receipt of written consent resolutions of the holders of a majority of the Company's issued and outstanding common stock. The complete text of the Amendment is attached hereto as Exhibit "A". A copy of the Shareholder Consent Resolutiions is attached hereto as Exhibit "C". The Preferred Stock may be issued from time to time in one or more series, with such distinct serial designations as shall be stated in resolutions of the Board of Directors providing for the issuance of such series of Preferred Stock. The Amendment authorizes the Board, without further vote or action of the shareholders of the Company, to designate the rights, preferences, privileges, and restrictions associated with any such series of Preferred Stock.

     In addition, stockholders owning at least a majority of the Common Stock of the Company, by written consent resolutions, have ratified the actions of the Board of Directors, effective upon filing the foregoing Amendment, with respect to: (i) the creation of a new Series A Preferred Stock of the Company, having those rights and preferences set forth in the Certificate of Designation of Rights and Preferences of Series A Preferred Stock attached hereto as Exhibit "B" and by this reference incorporated herein, and (ii) the issuance of 166,667 shares of the new Series A Preferred Stock to Beesmark, in exchange for cancellation of a certain Debenture previously issued by the Company to Beesmark.

     A summary of each of these matters is set forth herein.

     All of the foregoing actions have been effected pursuant to Section 228 of the Delaware General Corporation Law, by written consent resolutions (the "Consent Resolutions") of shareholders of the Company executed by holders of an aggregate of approximately sixty-one percent (61%) of the Company's issued and outstanding Common Stock. In accordance with regulations of the Securities and Exchange Commission (the "Commission"), the Consent Resolutions will be effective 20 days following the mailing of this Information Statement. The Company anticipates that the Amendment and Certificate of Designation will be filed with the Secretary of State of Delaware immediately thereafter, at which time the Company will issue the 166,667 shares of Series A Preferred Stock to Beesmark.

     The Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing actions.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The Company's principal executive offices are located at 1225 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111. This Information Statement will be mailed to the Company's stockholders on or about August 19, 1997.

                    SHAREHOLDER CONSENT RESOLUTION 1:
    AMENDMENT TO CERTIFICATE OF INCORPORATION TO AUTHORIZE PREFERRED STOCK

     The Board of Directors and the holders of a majority of the Company's outstanding Common Stock have approved an amendment to the Company's Certificate of Incorporation (the "Amendment"), pursuant to which Article Fourth of the Certificate is amended to: (i) create and authorize for future issuance a new class of capital stock of the Company, consisting of twenty million (20,000,000) shares of Preferred Stock, par value $.0001 per share, and (ii) vest in the Board of Directors of the Company the authority to establish by resolution of the directors, at or prior to the time of issuance, without further vote or action by the shareholders of the Company, distinct series of such Preferred Stock, and to fix by resolution the rights, preferences, privileges, and restrictions of each such series which the Board might designate. Such rights and preferences shall include, but not be limited to, dividend rates, whether dividends are cumulative or noncumulative, conversion rights, voting rights, terms of redemption, if any, redemption prices, liquidation preferences, anti-dilution rights, and similar matters. If the Board of Directors shall authorize the issuance of any series of Preferred Stock, such series may be granted the right to elect one or more of the Company's directors, and such series of Preferred Stock may be granted preemptive rights to acquire additional issues of such Preferred Stock or any other class of stock issued by the Company.

     The foregoing is only a summary of the Amendment and is not intended to be complete. Stockholders are urged to read carefully the provisions of the Amendment, the complete text of which is attached as Exhibit "A" to this Information Statement. The foregoing summary is qualified in its entirety by reference to the complete text.

     Pursuant to regulations promulgated by the Securities and Exchange Commission, the Consent Resolutions adopting the Amendment will become effective 20 days after the date of mailing this Information Statement to all Shareholders of record of the Company. The Company will then file the Amendment with the Secretary of State of Delaware. Thereafter, shares of Preferred Stock will be issuable at any time and from time to time, by action of the Board of Directors, without further authorization from the Company's stockholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines.

     Prior to approval and adoption of the Amendment and in connection with that certain Securities Purchase Agreement between the Company and Beesmark dated October 23, 1995 (the "Beesmark Agreement"), the Board of Directors authorized the creation of a new series of Preferred Stock (the "Series A Preferred Shares"), and the issuance of 166,667 such shares to Beesmark upon Beesmark's conversion of the principal amount of a $500,000 Subordinated Convertible Debenture issued in connection with the Beesmark Agreement. The creation and issuance of the Series A Preferred Stock as described in the Beesmark Agreement is contingent upon approval by the Company's shareholders of the Amendment. Shareholders owning at least a majority of the issued and outstanding shares of Common Stock of the Company have ratified the actions of the Board in connection with the creation and issuance of the Series A Preferred Shares. See "Shareholder Consent Resolution 2," below, for more details regarding the Series A Preferred Shares.

     The Company's Board of Directors believes that the Amendment authorizing the new class of Preferred Stock is in best interests of the Company and its stockholders. It will permit the Company to satisfy its obligations to Beesmark under the Beesmark Agreement. It will also insure that a sufficient number of shares will be readily available for use by the Company in connection with future transactions such as acquisitions and capital raising efforts.

     Other than the Series A Preferred Shares to be issued to Beesmark, the Company presently has no understandings or arrangements which would require the issuance of any of the shares of Preferred Stock which are authorized by the Amendment.

     Due to the Board of Directors' discretion in connection with the issuance of additional shares of Preferred Stock to be issued in a private placement, the Amendment may, under certain circumstances, provide the Board of Directors timing and other advantages in responding to a tender offer or other attempts to gain control of the Company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of the Company's Common Stock. This could have the effect of insulating existing management from removal. Management of the Company is not aware of any existing or threatened efforts to obtain control of the Company.

     The Consent Resolutions authorizing the Amendment will become effective 20 days after the date of mailing of this Information Statement, on or about September 8, 1997.

                      SHAREHOLDER CONSENT RESOLUTION 2:
             RATIFICATION OF ISSUANCE OF SERIES A PREFERRED STOCK
                        TO BEESMARK INVESTMENTS, L.C.

     The holders of a majority of the Company's outstanding Common Stock have also ratified the action of the Company's Board of Directors in issuing 166,667 shares of a new Series A Preferred stock to Beesmark.

Background

     On October 23, 1995, the Company entered into the Beesmark Agreement, pursuant to which Beesmark agreed to invest $6,050,000 in the Company in exchange for the issuance of 11,562,500 shares of Common Stock and a Series A Subordinated Convertible Debenture in the principal amount of $500,000 (the "Debenture"), currently due October 23, 1997. The Debenture provides that it may be converted, at the election of the holder, into either 166,667 shares of Series A Convertible Preferred Stock, at a conversion price of $3.00 per share or into the same number of shares of common stock. Conversion of the Debenture into Series A Preferred Stock can occur only when and if the Board of Directors and shareholders of the Company amend the Certificate of Incorporation of the Company to authorize the issuance of preferred stock.

     The Beesmark Agreement provides that the Company will use its best efforts to authorize the issuance of the Series A Preferred Stock, so that Beesmark will be permitted to exercise its conversion rights under the Debenture.

     Simultaneously with the execution of the Beesmark Agreement, the Board of Directors of the Company approved the form of Amendment to the Certificate of Incorporation, together with a Certificate of Designation of Rights and Preferences of Series A Preferred Stock, on October 20, 1995, directing that the Amendment be presented to the stockholders of the Company for their approval as required by Delaware law.

     Since the date of the Beesmark Agreement, Beesmark has waived its right to convert the Debenture into preferred stock. However, Beesmark recently has requested that the Debenture be converted to shares of preferred stock as soon a possible. The request came too late to be included in the Proxy Statement for the Annual Meeting of Shareholders of the Company held on June 16, 1997. The Company nevertheless has agreed to proceed to have shares of preferred stock available for issuance upon conversion of the Debenture as soon as possible. Accordingly, as of July 23, 1997, the Board of Directors unanimously ratified and approved the forms of Amendment and Certificate of Designation, and directed that the Amendment and Certificate of Designation be presented for ratification and approval of the Company's shareholders by written consent resolution of shareholders owning at least a majority of the issued and outstanding shares of common stock of the Company.

     Section 228 of the Delaware General Corporation Law provides that, in lieu of obtaining approval of a proposal at a special meeting of shareholders, shareholders of the Company may take action by written consent resolutions, provided that the consent resolutions are signed by shareholders of the Company who own at least fifty percent of the issued and outstanding shares of Common Stock of the Company. Accordingly, the Company's decision to secure the Consent Resolutions in the form attached as Exhibit "C" hereto, is in fulfillment of the Company's original commitment to Beesmark in the Purchase Agreement.

     The Board of Directors of the Company has resolved that, upon effectiveness of the Amendment, a new series of Preferred Stock of the Company will be created, to be known as "Series A Preferred Stock", par value $.0001 per share (the "Series A Preferred Shares"). The Series A Preferred shares shall have the rights and preferences set forth in the Certificate of Designation of Rights and Preferences for Series A Preferred Stock attached hereto as Exhibit "B" and by this reference incorporated herein (the "Certificate of Designation"). The Certificate of Designation will be filed with the Secretary of State of Delaware. The Series A Preferred Shares shall consist of one hundred sixty-six thousand six hundred sixty-seven (166,667) shares, and shall have the following rights and preferences relative to shares of Common Stock of the Company:

     Voting Rights. Holders of Series A Preferred Shares will be entitled to vote on any matters submitted to a vote by the shareholders of the Company. Each share of Series A Preferred stock shall have the voting rights of one share of Common Stock of the Company.

     Election of Director. Holders of Series A Preferred Shares will have the right to elect one person to the Company's Board of Directors (the "Series A Director"), to serve until his successor shall have been elected or until there are no more shares of Series A Preferred stock outstanding. The Series A Director will be elected, together with the other directors of the Company, at the Company's Annual Meeting of Shareholders. Mr. Alan C.
Ashton, currently one of seven members of the Company's Board of Directors and an affiliate of Beesmark, will be designated the Series A Director upon issuance of the Series A Preferred Shares to Beesmark.

     Dividends. In the event the Board of Directors declares any dividends on any class or series of stock of the Company, the holders of Series A Preferred Shares shall be entitled to receive, out of legally available funds and payable in preference and priority to any payment of any cash dividend on the Common Stock or any other shares of capital stock of the Company, a dividend of $2.905 per share.

     Conversion. Each share of Series A Preferred stock shall be convertible, at the option of the holder, at any time, into one fully paid share of Common Stock of the Company. Each share of Series A Preferred stock shall automatically be converted into shares of Common Stock at the rate of one share of Common for each share of Series A Preferred, if the market price of the Common Stock shall have equaled or exceeded $15.00 per share for a period of fifteen consecutive market days.

     Liquidation Rights. If the Company liquidates or dissolves, whether voluntarily or involuntarily, the holders of the Series A Preferred Shares will be entitled to receive, after due provision for payment of the debts and other liabilities of the Company and before any distribution to holders of any other class of stock, a preferential liquidating distribution of $36.33 per share of Series A Preferred stock. After such payment, all remaining assets and funds of the Company shall be divided among and paid to the holders of the Common Stock of the Company and to the holders of the Series A Preferred stock, pro rata, provided that the holders of the Series A Preferred stock shall receive, for each share held, an amount equal to 1.5 multiplied by the per share amount distributed to the holders of the Common Stock.

     The foregoing summary of the rights and preferences of the Series A Preferred Stock is qualified in its entirety by reference to the complete text of the Certificate of Designation of Rights and Preferences of such shares, attached hereto as Exhibit "B".

     As of the date of this Information Statement, the authorized capital of the Company consisted of One Hundred Million (100,000,000) shares of Common Stock, par value $.0001 per share, of which 42,131,563 shares were issued outstanding, and no shares of Preferred Stock. After adoption of the Amendment, and issuance to Beesmark of the Series A Preferred Stock, the authorized capital of the Company will consist of One Hundred Million (100,000,000) shares of Common Stock, of which 42,131,563 shares will be issued and outstanding, and Twenty Million (20,000,000) shares of Preferred Stock, of which 166,667 shares of the new Series A Preferred Stock will be issued and held by Beesmark.

          INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Alan C. Ashton, Ph.D., as a director of the Company and as manager of Beesmark Investments, L.C., has a personal interest in the adoption of the Amendment and the authorization and issuance of the Series A Preferred Shares. Adoption of the Amendment will enable the Company to fulfill its obligations to Beesmark under the original Securities Purchase Agreement pursuant to which Beesmark invested $6,050,000 in the Company, permitting Beesmark to convert its Debenture into shares of Preferred Stock of the Company.

     The Consent Resolutions of Shareholders, pursuant to which the Amendment has been authorized, by a majority of the shareholders of the Company, was executed by Thomas Murdock as Trustee of a Voting Trust. The Voting Trust Agreement, originally dated December 10, 1993, and amended October 23, 1995, July 2, 1996 and September 20, 1996, authorizes the Trustee to vote the shares of Common Stock of the Company presently held by all parties to the Voting Trust Agreement; namely, Stephen M. Studdert, Thomas A. Murdock, Roger D. Dudley, Studdert Companies Corporation, and Beesmark

Investments, L.C. The total number of shares of Common Stock represented by the Trust is 25,657,749, or 61% of the total issued and outstanding shares of Common Stock of the Company.

                  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following sections from the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (the "Annual Report") are hereby incorporated by reference and made a part hereof:

      1. Financial Statements of the Company included in Part II, Item 7 of the Annual Report.

      2.  Management's Plan of Operation, Part II, Item 6 of the Annual
Report.

      3. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures, Part II, Item 8 of the Annual Report.

     The Commission file number for the Company's documents which are incorporated by reference herein is 0-23862. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein shall be deemed to be modified or superseded for all purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

                              By Order of the Board of Directors


                              Jeffrey N. Clayton,
                              Vice President and Secretary
Salt Lake City, Utah
August ____, 1997

                                EXHIBITS



Exhibit A:   Amendment to Certificate of Incorporation

Exhibit B:   Designation of Rights and Preferences of Series A Preferred
             Stock

Exhibit C:   Written Consent of Stockholders in Lieu of Meeting

                     EXHIBIT "A" to INFORMATION STATEMENT

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                               fonix CORPORATION

     fonix corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That pursuant to the recommendation of the Board of Directors of the Company, the following resolution amending the Certificate of Incorporation of the Company has been adopted by the vote of stockholders of the Company holding a majority of the outstanding stock entitled to vote thereon. The resolutions setting forth the amendment are as follows:

     RESOLVED, that the Company's Certificate of Incorporation be amended to authorize and provide for the issuance of a preferred stock of the Company as more fully set forth herein.

     FURTHER RESOLVED, the form of the Amendment to the Certificate of Incorporation of the Company (the " Amendment") attached hereto as Exhibit A is hereby adopted and approved. Pursuant to the Amendment, Article "FOURTH" of the Company's Certificate Of Incorporation will be amended to provide that the authorized capital of the Company will consist of 100,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of Preferred Stock, par value $.0001 per share, and that the Board of Directors of the Company shall have authority to create by powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions of any such series and issue shares of one or more series of Preferred Stock of the Company and to designate the relative rights of preferences of any such series.

     SECOND: That these resolutions have been adopted by written consent of stockholders holding a majority of the outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its Vice President-Secretary this ___ day of _______________, 1997.


                                     fonix corporation

                                     By:_____________________________
                                          Jeffrey N. Clayton

                                     Title: Vice President and Secretary
                                           -------------------------------

                                 EXHIBIT "A"
                                     TO
       WRITTEN CONSENT OF STOCKHOLDERS and to CERTIFICATE OF AMENDMENT

               Amendment to Certificate of Incorporation


Article FOURTH of the Certificate of Incorporation of fonix Corporation is hereby amended in its entirety so that, as amended, said FOURTH Article shall read as follows:

"FOURTH" The total number of shares of stock which the Company shall have authority to issue is ONE HUNDRED MILLION (100,000,000) shares of Common Stock and TWENTY MILLION (20,000,000) shares of Preferred Stock. All shares of stock authorized hereunder shall have a par value of 1/100th of one cent ($.0001) per share. The Common Stock shall be of one class and one series without cumulative voting rights and without any preemptive rights. Except as otherwise required by statute, this Certificate of Incorporation, or provided for by resolution or resolutions of the Board of Directors, as hereinafter set forth, the holders of the Common Stock of the Company shall possess the exclusive right to vote for the election of directors and for all other corporate purposes. The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares as are from time to time adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of each particular series of Preferred Stock, the Board of Directors is expressly authorized, without further vote or action of the stockholders of the Company and to the fullest extent allowed under Delaware law, to fix the rights, preferences, privileges, and restrictions of such series of Preferred Stock, including the annual rate or rates of dividends for the particular series and whether such dividends shall be cumulative or noncumulative; the redemption price or prices for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Company or any other corporation, with any provisions for the subsequent adjustment of such conversion rights; the voting rights; anti-dilution rights; terms of redemption (including sinking fund provisions); the number of shares constituting any series, and the designation of such series; and to classify or reclassify any unissued Preferred Stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications. If pursuant to this Article FOURTH, the Company's Board of Directors shall authorize the issuance of any class or series of Preferred Stock, (i) such class or series of Preferred Stock may be granted the right to elect one or more of the Company's directors, as the Board of Directors shall prescribe, and said directors shall have voting rights identical to the other directors of the Company and shall serve until such time as their successors are elected or until the class or series of Preferred Stock entitled to elect them shall cease to be outstanding; and (ii) such class or series of Preferred Stock may be granted preemptive rights to acquire additional issues of such Preferred Stock or any other class or series of stock issued by the Company."

                  EXHIBIT "B" to INFORMATION STATEMENT

        Certificate of Designation of Rights and Preferences
                     for Series A Preferred Stock


The ONE HUNDRED SIXTY SIX THOUSAND SIX HUNDRED SIXTY-SEVEN (166,667) of Series A Preferred Stock which class and series of stock shall have the following rights and preferences:

1. Designation and Number of Shares. The Series A Preferred Stock shall be designated and known as "Series A Preferred Stock" and shall consist of ONE HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SEVEN (166,667) shares.

2. Voting Rights. The holders of the Series A Preferred Stock shall be entitled to vote on any matters submitted to the shareholders of the company; each share of Series A Preferred Stock shall have the voting rights of one share of the Company's Common Stock.

3. Election of Director. The holders of the Series A Preferred Sock shall have the right to elect one (1) person to the Company's Board of Directors. Such director shall serve until such time as his or her successor shall elected or until there are no more shares of the Series A Preferred Stock issued and outstanding. The election of such director shall take place simultaneously with the annual election of the other directors of the Company, or at such other time as allowed by the Delaware General Business Company Statute, the Company's Certificate of Incorporation, or its Bylaws.

4. Dividends. In the event the Board of Directors of the Company shall declare any dividend or dividends on any class or series of stock, the holders of the shares of Series A Preferred Stock shall be entitled to receive, out of legally available funds and payable in preference and priority to any payment of any cash dividend on the Common Stock or any other shares of capital stock in this Company, a dividend of $2.905 per share of Series A Preferred Stock (the "Series A Dividend"). In the event the Company shall not have legally available funds sufficient to pay the entire divided for all of the shares of the Series A Preferred Stock issued and outstanding at the record date for any dividend declaration, the Series A Dividend shall be paid to the extent of legally available funds pro rata to the holders of the
     Series A Preferred Stock, and any balance of the Series A Dividend as to which there is not legally available funds shall be payable out of the next declared dividend or dividends. The Series A Dividend shall be payable to the holders of record at the close of business on the date specified by the Board of Directors of the Company at the time such dividend is declared. No dividends shall be declared or paid or set apart specifically for payment on the Common Stock, or on the Preferred Stock of any series ranking, as to dividends, junior to the Series A Preferred Stock, for any period unless the Series A Dividend
     shall have been paid or is contemporaneously paid.    Unless the
     Series A Dividend shall have been paid in full, no other distribution shall be made upon the Common Stock of the Company or upon any securities junior to the Series A Preferred Stock.

5. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows:

     a. Right to Convert. Subject to the provision for adjustment set forth below, each share of Series A Preferred Stock shall be convertible (the "Conversion Right"), at the option of the holder of such shares, at any time and from time to time, into one fully paid and non-assessable share of the Company's Common Stock.

     b. Mandatory Conversion. In the event that after issuance of the Series A Preferred Stock the market price of the Company's common Stock, as quoted on the NASDAQ Electronic Bulletin Board or any other similarly reliable quotation service, shall have equaled or exceeded $15.00 per share for a period of fifteen
          (15) consecutive market days, the entire amount of the then issued and outstanding shares of Series A Preferred Stock automatically shall be converted into shares of Common Stock at a conversion rate of one share of Common Stock for each share of Series A Preferred Stock.

     c. Effect of Liquidation. If the Company is liquidated, the Conversion Right of the Series A Preferred Stock shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of the Series A Preferred Stock.

     d. Mechanics of Conversion. To convert shares of Series A Preferred Stock to shares of Common Stock, the holder of such shares shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the office of the transfer agent for the Common Stock, together with written notice that such holder elects to convert all or any number of shares of the Series A Preferred Stock represented by such certificate or certificates. The date of receipt of such certificates and notice by the transfer agent shall be the conversion date ("Conversion Date"). The Company shall, as soon as practicable after the Conversion Date, issue and deliver to such holder of the Series A Preferred Stock, a certificate for the number of shares of Common Stock to which such holder shall be entitled.

     e. Reservation of Shares of Common Stock. The Company shall, for so long as there are shares of Series A Preferred Stock outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

6. Conversion Adjustment. The number of shares of Common Stock into which the shares of Series A Preferred Stock may be converted shall be subject to adjustment from time to time in certain circumstances as follows:

     a. If at any time before such conversion the Company shall (i) subdivide the outstanding shares of Common Stock into a greater number of shares; (ii) combine the outstanding shares of Common Stock into a smaller number of shares; (iii) change the outstanding shares of Common Stock into the same or a given number of shares or another class or classes of shares; (iv) declare a dividend on or in respect of the shares or other securities of the Company; or (v) offer to the holders of the shares of Common Stock any rights to subscribe for shares or for other securities of the Company; then the holders of the shares of Series A Preferred Stock shall be entitled, as the case may be, to receive the same number of shares of Common Stock or other securities of the Company, or to purchase, at the same price that the shares or securities are being offered to the holders of the shares of Common Stock, the number of such shares or the amount of such securities as will represent the same proportion of the outstanding shares of Common Stock before such increase or decrease as they would have been entitled to receive or subscribe for, as the case may be, had they been holders of the number of shares of Common Stock into which their convertible Series A Preferred Stock was convertible on the record date for any such even.

     b. If at any time any of the shares of Series A Preferred Stock are outstanding the Company shall be consolidated with or merged into any other corporation or corporations, or shall sell or lease substantially all of its property and business as an entirety, lawful provision shall be made as part of the terms of such consolidation, merger, sale or lease that the holder of any shares of Series A Preferred Stock receive, as securities or cash compensation for its shares of Series A Preferred Stock, the same kind and amount of securities, cash or assets as may be issuable, distributable or payable upon such consolidation, merger, sale or lease with respect to the shares of Common Stock of the Company, applying the conversion rate which would otherwise be in effect at the time of conversion as provided in this Resolution.

7. Liquidation Rights. In the event of insolvency or the liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily, the holders of the Series A Preferred Stock shall be entitled to receive, after due payment or provision for the payment of the debts and other liabilities of the Company and before any liquidating distribution in respect of any other class of stock, a liquidating distribution of $36.33 per share of Series A Preferred Stock. After such payments to the holders of the Series A Preferred Stock, all remaining assets and funds of the Company shall be divided among and paid to the holders of the Company's Common Stock and the holders of the Series A Preferred Stock, pro rata, provided that the holders of the Series A Preferred Stock shall receive, for each share held, an amount equal to 1.5 multiplied by the per share amount distributed to the holders of the Common Stock.

                  EXHIBIT "C" to INFORMATION STATEMENT

  Written Consent of Stockholders of  fonix corporation in Lieu of Meeting

     The undersigned, trustee of that certain Voting Trust Agreement entered into on the 10th day of December 1993, and as amended from time to time does hereby take the following actions and adopt the following resolutions in accordance with Section 228 (a) of the general corporation of the State of Delaware.

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company to fulfill the obligations of the Company pursuant to that certain Securities Purchase Agreement dated as of October 23, 1995, between and among Beesmark Investments, L.C. ("Beesmark"), Alan C. Ashton, and the Company and to comply with the terms of the Series A Subordinated Convertible Debenture dated October 23, 1995 which has subsequently been renewed between the Company and Beesmark ("Debenture").

     RESOLVED, that the Company's Certificate of Incorporation be amended to authorize and provide for the issuance of a preferred stock of the Company as more fully set forth herein.

     FURTHER RESOLVED, the form of the Amendment to the Certificate of Incorporation of the Company (the "Amendment") attached hereto as Exhibit A is hereby adopted and approved. Pursuant to the Amendment, Article "FOURTH" of the Company's Certificate Of Incorporation will be amended to provide that the authorized capital of the Company will consist of 100,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of Preferred Stock, par value $.0001 per share, and that the Board of Directors of the Company shall have authority to create by powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions of any such series and issue shares of one or more series of Preferred Stock of the Company and to designate the relative rights of preferences of any such series.

     FURTHER RESOLVED, that the shareholders of the Company hereby ratify and approve the actions of the Board of Directors of the Company in connection with: (i) the creation of a new Series A Preferred Stock of the Company, upon filing the Amendment with the Secretary of State of Delaware, having those rights and preferences set forth in the Certificate of Designation of Rights and Preferences of Series A Preferred Stock attached hereto as Exhibit "B" and by this reference incorporated herein, and (ii) the issuance of 166,667 shares of the new Series A Preferred Stock to Beesmark Investments, L.C., in exchange for cancellation of the Debenture previously issued by the Company to Beesmark.

     FURTHER RESOLVED, that the actions of the officers and the Directors of the Company heretofore taken in connection with the Amendment to the Certificate of Incorporation of the Company and the authorization of the new class of Preferred Stock be, and that the same hereby are, ratified and approved in all respects.

     FURTHER RESOLVED, that the Directors of the Company be and they are hereby authorized and directed to take any such action as may be deemed necessary and advisable in order to carry out the purpose and intent of the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned stockholders have caused this Consent to be executed as of the 23 day of July, 1997.

     The undersigned understands and agrees that the foregoing consent resolutions shall not become effective until 20 days after the Company mails to all shareholders of the Company an Information Statement pursuant to the rules and regulations of the Securities and Exchange Commission.


                                          /s/ Thomas A. Murdock
                                         ---------------------------------
                                         Thomas A. Murdock, Trustee

                                 EXHIBIT "A"
                                     TO
       WRITTEN CONSENT OF STOCKHOLDERS and to CERTIFICATE OF AMENDMENT

                Amendment to Certificate of Incorporation


Article FOURTH of the Certificate of Incorporation of fonix Corporation is hereby amended in its entirety so that, as amended, said FOURTH Article shall read as follows:

"FOURTH" The total number of shares of stock which the Company shall have authority to issue is ONE HUNDRED MILLION (100,000,000) shares of Common Stock and TWENTY MILLION (20,000,000) shares of Preferred Stock. All shares of stock authorized hereunder shall have a par value of 1/100th of one cent ($.0001) per share. The Common Stock shall be of one class and one series without cumulative voting rights and without any preemptive rights. Except as otherwise required by statute, this Certificate of Incorporation, or provided for by resolution or resolutions of the Board of Directors, as hereinafter set forth, the holders of the Common Stock of the Company shall possess the exclusive right to vote for the election of directors and for all other corporate purposes. The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares as are from time to time adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of each particular series of Preferred Stock, the Board of Directors is expressly authorized, without further vote or action of the stockholders of the Company and to the fullest extent allowed under Delaware law, to fix the rights, preferences, privileges, and restrictions of such series of Preferred Stock, including the annual rate or rates of dividends for the particular series and whether such dividends shall be cumulative or noncumulative; the redemption price or prices for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Company or any other corporation, with any provisions for the subsequent adjustment of such conversion rights; the voting rights; anti-dilution rights; terms of redemption (including sinking fund provisions); the number of shares constituting any series, and the designation of such series; and to classify or reclassify any unissued Preferred Stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications. If pursuant to this Article FOURTH, the Company's Board of Directors shall authorize the issuance of any class or series of Preferred Stock, (i) such class or series of Preferred Stock may be granted the right to elect one or more of the Company's directors, as the Board of Directors shall prescribe, and said directors shall have voting rights identical to the other directors of the Company and shall serve until such time as their successors are elected or until the class or series of Preferred Stock entitled to elect them shall cease to be outstanding; and (ii) such class or series of Preferred Stock may be granted preemptive rights to acquire additional issues of such Preferred Stock or any other class or series of stock issued by the Company."